GCP APPLIED TECHNOLOGIES INC., a Delaware corporation

U.S. SUBSIDIARIES

SUBSIDIARY NAME	STATE OF INCORPORATION
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
GCP International Inc.	DE
Grace Chemicals, Inc.	DE
Grace Chemical Company of Cuba	IL
Grace Europe, Inc.	DE
Hanover Square Corporation	DE
Verifi LLC (f/k/a GR 2008 LLC)	DE
Water Street Corporation	DE

NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME
ARGENTINA
W. R. Grace Argentina S.A.
AUSTRALIA
Grace Australia Pty. Ltd.
BELGIUM
De Neef Construction Chemicals BVBA (Belgium)
Grace Construction Products N.V.
Grace N.V./S.A.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
CANADA
Grace Canada, Inc.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
COLOMBIA
Grace Colombia S.A.
FRANCE
De Neef France S.A.R.L.
Grace Produits de Construction SAS
W. R. Grace S.A.
GERMANY
De Neef Deutschland GmbH
Grace Bauprodukte GmbH
Grace Darex GmbH
GREECE
Grace Hellas E.P.E.
HONG KONG
De Neef Construction Chemicals (China) Limited
W. R. Grace (Hong Kong) Limited
INDIA
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Grace Construction Products (Ireland) Limited
ITALY
W. R. Grace Italiana S.p.A.
JAPAN
Grace Chemicals Kabushiki Kaisha

COUNTRY/ SUBSIDIARY NAME
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
MEXICO
Grace Container, S.A. de C.V.
W. R. Grace Holdings, S.A. de C.V.
NEW ZEALAND
Grace (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PHILIPPINES
W. R. Grace (Philippines), Inc.
W. R. Grace Operations Center, Inc.
POLAND
Grace Sp.z o.o.
PORTUGAL
Grace (De Neef) Portugal, LDA
RUSSIA
GCP Rus LLC
SINGAPORE
De Neef Asia Pte. Ltd. (Singapore)
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
W. R. Grace Africa (Proprietary) Limited
SPAIN
De Neef Technologies S.L.
Grace, S.A.
SWEDEN
De Neef Scandinavia AB
Grace AB
Grace Sweden AB
SWITZERLAND
De Neef (CH) AG
Grace Construction Products S.A. (f/k/a Pieri S.A.)
Union Financière S.A.
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
TURKEY
Grace Yapi Kimyasallari Sanayi ve Ticaret A.S.
UNITED KINGDOM
Darex UK Limited

COUNTRY/ SUBSIDIARY NAME
De Neef UK Ltd.
GCP (UK) Holdings Limited
Grace Construction Products Limited
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited

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